                                                                   Exhibit 10.34


              FACILITY SET-UP AND CONTRACT MANUFACTURING AGREEMENT

                                    between

                Radiance Medical Systems, Inc. (Hereafter "RMS")
                   located at 13700 Alton Parkway, Suite 160,
                          in Irvine, California, 92618
                                      and
               BEBIG Isotopentechnik and Umweltdiagnostik GmbH,
                               (hereafter "BEBIG)
                       located at Robert-Rossle-Str. 10,
                           in D-13125 Berlin, Germany


BACKGROUND

A) Radiance Medical Systems has developed a radioactive balloon catheter ("PRODUCT") for the treatment of restenosis and is looking for a contract manufacturer for certain process steps;

B) BEBIG develops and builds production equipment for radioactive components and provides contract manufacturing for medical device companies utilizing such components.

In light of the above, both parties desire to enter into the following Facility Set-up and Contract Manufacturing Agreement (the "AGREEMENT"):

1.   PROVISION OF FACILITY SPACE

     a) Facility Preparation. BEBIG will prepare and make available, in return for a one-time facility fee of US [*] approximately 100 square meters of laboratory space (the "FACILITY") in its radioisotope laboratory at Robert-Rossle-Str. 10, D-13125 Berlin, Germany. The Facility shall be suitable for the handling and the production of radioactive balloon catheters with product characteristics as described in Attachment A ("PRODUCT SPECIFICATIONS").

     b) Rental Term, Responsibility for Licenses. BEBIG will sustain the Facility for a period of at least two years ("RENTAL TERM") from the date of execution of the Agreement. It will maintain all local licenses needed for the Facility and the handling of Product, and if necessary, apply for updates.







[*] Confidential Portions Omitted and Filed Separately with the Commission.

     c) Extension of Rental Term. RMS may request up to 3 times an extension of the Rental Term for two years each by a) giving advance written notice, three months before the end of a term, to BEBIG that RMS desires an extension of the Rental Term, and b) by paying, upon the beginning of a new Rental Term, an extension fee of US[*].

2.   INSTALLATION OF PRODUCTION EQUIPMENT

     a) Line Set-Up. BEBIG will have installed at the Facility, within approximately 270 days after the execution of the Agreement and with the help of RMS, production equipment ("PRODUCTION LINE") suitable for the production of radioactive balloon catheters meeting Product Specifications.

     b) Components from RMS. BEBIG obliges itself to buy various parts for the Production Line ("THE COMPONENTS") from RMS. The price for these Components
     shall be US [     *     ] payable to a bank account in RMS' name upon
     receipt of shipment. The shipment itself shall take place approximately 180 after the execution of this agreement.

     c) Component Terms. The Components will be delivered by RMS to the Facility free of shipment charges, taxes, duties, or other expenses. They will be accompanied by adequate operating instructions and other documents, which BEBIG, at its sole discretion, may find necessary. If BEBIG requires, RMS in English also will make available an instructor who is familiar with the Components and can introduce them to BEBIG staff members.

     d) Right of First Refusal in Case of Component Disposal. Should BEBIG, at the end of the Rental Term, decide to dispose of the Equipment and the Components, then it shall give written notice of its intention to RMS, which may opt, in writing and within 15 business days after receipt of said notice, to buy back the Components or the remainder of it from BEBIG for
     [     *     ]. All cost, fees, and taxes associated with the buy-back of the Components, like transport, storage, or shipping charges, are to be born by RMS. RMS also acknowledges that BEBIG cannot guarantee the functionality of the bought-back Components.

     e) Other Parts. The remaining parts for the Production Line are to be procured from third parties at BEBIG sole discretion.







[*] Confidential Portions Omitted and Filed Separately with the Commission.

3.   VALIDATION OF PRODUCTION PROCESS AND EQUIPMENT

     a) Validation Process. BEBIG and RMS to jointly develop a process validation plan and schedule. Once all Components and line parts have been procured, delivered, and assembled, BEBIG will give written notice to RMS that it intends to validate the production process ("PROCESS VALIDATION"). BEBIG will then integrate the various parts and Components into a working production line and start verifying the validity of the output parameters. Based on these efforts, BEBIG will also begin preparing the applications for the various licenses and documentation that are needed to use the Product in clinical trials in the European Union.

     b) Joint Effort. RMS will fully support BEBIG in the Process Validation, and, if BEBIG finds it necessary, second RMS staff members familiar with the Product and the Components to the Facility. It will make best effort to help BEBIG with the license application and among others will make available to BEBIG all internal RMS product information that BEBIG, for the purpose of license applications, may reasonably request.

     c) Third Party Cost. All material cost and third party expenses during the Validation Process will be borne by RMS, except the cost for European Union Product licenses.

     d) BEBIG to Provide Assistance. Should RMS require assistance in the preparation of additional licenses, for example for territories other than the European Union, then BEBIG agrees to provide such assistance as required, and RMS agrees to compensate BEBIG at a rate of US[*]/hour for such time as required from BEBIG.

     e) Operational Readiness. Once Process Validation has been completed, BEBIG shall compile and send to RMS a summary of all production process parameter ("PRODUCTION PARAMETER") that have been validated and that apply to the Production Process. RMS shall review the document, and, within 10 business days after receipt, either a) certify to BEBIG that the parameter are accepted and that operational readiness ("OPERATIONAL READINESS") has been achieved, or b) specify in detail any modification that may RMS deems necessary. In the latter case, BEBIG and RMS shall negotiate in good faith a plan of action, a reimbursement formula, and an implementation schedule for the desired modifications.






[*] Confidential Portions Omitted and Filed Separately with the Commission.

4.   RESPONSIBILITY FOR SHIPPING CONTAINER

     a) Shipping Container. RMS understands that the prerequisite for a license
     a) may be the existence of a suitable and certified shipping container for Product, and that b) RMS is responsible for providing said shipping container.

     b) BEBIG to Provide Assistance. Should RMS require assistance in the selection and development of suitable packaging material, then BEBIG agrees to provide such assistance as required, and RMS agrees to compensate BEBIG at a rate of US$ 100/hour for such time as required from BEBIG.

5.   PROCEDURE IF VALIDATION IS NOT SUCCESSFUL

     a) Failure to Validate Process. If BEBIG did not succeed, despite best effort and within 3 months after the beginning of the Process Validation, to integrate the Components into a production line that manufactures Product meeting Product Specifications, then BEBIG shall inform RMS about this situation in writing, documenting the efforts, and citing in detail the reasons why an integration of the Components has not worked or why a Process Validation could not be achieved. RMS may then investigate the issue itself and suggest reasonable alternatives. BEBIG will make best effort to accommodate these suggestions, or negotiate with RMS, in good faith for a period of at least 120 days, possible modifications to the Product Specifications.

     b) Right to Terminate. Should it not be possible, after these 120 days of continued discussions, to set-up a production line that manufactures Product meeting Product Specifications, then both parties shall be at liberty to terminate this agreement.

6.   CONTRACT MANUFACTURING

     a) Minimum Production Commitment. Upon Operational Readiness of the Production Line BEBIG will start to accept orders and manufacture Products for at least the end of the Rental Term.

     b) Parts to be Supplied. RMS will supply to BEBIG, free of charge and free Facility, all parts for the Product listed in Attachment B ("PRODUCT COMPONENTS TO BE SUPPLIED BY RMS"). It will provide BEBIG with a reasonable stock of inventory.

     c) Responsibility for Raw Material. BEBIG will procure, in an economic fashion, but otherwise at its sole discretion, the remaining parts and raw materials. RMS will reimburse BEBIG for the cost of these items. The reimbursements are due against invoice within 7 days after the end of the month in which the cost occurred. In cases where there is a substantial outlay of expenses, BEBIG may request, and RMS will accept, an advance payment.

     d) Transfer Price. For each unit of Product meeting Product Specifications, BEBIG shall receive a product process fee ("FEE") of US[*]. It shall be due within 7 days after the end of the month in which the product was manufactured.

7.   COMPENSATIONS

     a) Compensations. RMS will compensate BEBIG for its activities with various service payments ("PAYMENTS") totaling US[*] including the above mentioned facility of US[*].

     b) Payments Due. The Payments are due at the following dates:


     Milestone     DATE DUE                                                 US$
    ----------------------------------------------------------------------------
     1             Upon execution of Agreement                              [*]

     2             90 days thereafter                                       [*]

     3             upon arrival of Components at the Facility               [*]

     4             upon delivery of the first RMS RDX catheter              [*]
                   meeting RMS specifications
    ----------------------------------------------------------------------------
                   Total                                                    [*]

8.   MISCELLANEOUS

     a) Non-assumption of liabilities. Neither party shall assume, discharge or be liable for any debts, liabilities or obligations of the other party, including, without limitations, (a) any liabilities of the other to its creditors or equity owners, (b) liabilities or obligations of the other party with respect to any transactions, (c) taxes or other liabilities or obligations of the other party in connection with the grant of






[*] Confidential Portions Omitted and Filed Separately with the Commission.

     the option, or (d) contingent liabilities or obligations of the other party.

     b) Assignment. Both BEBIG and RMS may assign this Agreement to their respective Affiliates only, and to any successor or acquirer of the business to which this Agreement relates, by sale of assets, merger, or otherwise. "Affiliates" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with, a named party hereto, and shall include any director or officer of such party and the term control shall refer to the possession, directly or indirectly, of the power to direct management or policies, whether through ownership of voting securities, contract or otherwise of such Person or party.

     c) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if faxed (with written acknowledgement by the receiving party) or delivered personally or sent by registered or certified mail, postage prepaid, addressed to:

  --------------------------------------------------------------------------
              if to BEBIG:                                If to RMS:
  --------------------------------------------------------------------------
   BEBIG Isotopentechnik und Umwelt-               Radiance Medical Systems
            diagnostik GmbH,                           Michael Henson,
            Andreas Eckert,                               President
            General Manager                          13700 Alton Parkway
         Robert-Rossle-Str. 10                            Suite 160
             D-13125 Berlin                            Irvine, CA 92618
                GERMANY                                      USA
         Fax: +49-30-9410-8412                           001-949-7335
  --------------------------------------------------------------------------

     d) Execution in Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     e) Succession. All the terms and provisions of this agreement shall be binding upon and inure to the benefit of, and be enforceable by, RMS and BEBIG and their successors and valid assigns.

     f) Entire Understanding. This agreement constitutes the entire agreement between the parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein.

g) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with, the substantive laws of Germany.

h) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable.

i) Confidential Information. Each party shall hold in confidence any Confidential Information disclosed by the other or otherwise obtained by such party as a result of activities contemplated by this Agreement, and each party shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. Access to Confidential Information must be restricted to the receiving party's employees, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the confidentiality of such Confidential Information. The Confidential Information and all copies of part or all thereof, shall be and remain the exclusive property of the disclosing party, and the receiving party shall acquire only such rights as are expressly set forth under the terms and conditions of this Agreement and only for so long as such rights are in effect.

j) Amendments. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.


Date:                                          Date:

/s/ A. ECKERT                                  /s/ MICHAEL HENSON
------------------------------------           ------------------------------
         BEBIG GmbH                                        RMS

             ADDENDUM TO FACILITY SET-UP AND CONTRACT MANUFACTURING
                          AGREEMENT (the "Agreement")

1.   PRODUCT MANUFACTURING DEVELOPMENT

     1.1 BEBIG'S OBLIGATIONS. BEBIG agrees to use its diligent, best efforts to design, develop and test manufacturing processes in order to ensure the manufacture of the Product in a manner which satisfies the Product Specifications.

     1.2 PERIODIC REVIEW; CONSULTATION. In carrying out the development of manufacturing processes with respect to the Product, BEBIG shall consult regularly with RMS and keep RMS generally informed of its progress toward completion of development of manufacturing processes with respect to the Product. RMS shall be entitled to inspect such progress during normal business hours, and/or require delivery to it of reasonable documentation. Further, BEBIG shall provide RMS complete disclosure of all material developments and technical information. Each party shall designate an authorized representative (an "Authorized Representative") who shall oversee the day-to-day operation of the rights and obligations of each such party under this Agreement. The Authorized Representative for RMS shall be Jeff Thiel, and the Authorized Representative of BEBIG shall be Andreas Eckert. Either party may change its Authorized Representative by giving the other party written notice of its new representative in the manner provided herein.

     1.3 CHANGE REQUESTS. RMS may from time to time request BEBIG to alter, amend, enhance, add to or delete from the Specifications of BEBIG's obligations hereunder (a "Change Request"). In the event a Change Request is material, RMS and BEBIG shall jointly determine in good faith the impact, if any, of the Change Request on the development schedule and BEBIG's compensation under this Agreement. Upon receipt of authorization, BEBIG shall promptly commence performance in accordance with the Change Request, and the Development Schedule and Specifications shall be deemed amended accordingly.

     1.4 OWNERSHIP. BEBIG and RMS acknowledge and agree that during the period of this Agreement the parties may solely or jointly develop improvements to the RMS Technology. BEBIG hereby agrees that, for any sole or joint improvement to RMS Technology not covered under any RMS patent, know how or trade secret, BEBIG will grant RMS a perpetual, worldwide, non-exclusive, fully paid-up, royalty free license to all patent, trade secrets and copyright rights and other proprietary rights therein, and enhancements and upgrades made to the RMS Technology during the manufacturing and supply of the Product. For purposes hereof, "RMS Technology" shall mean all know-how, drawings, sketches, configurations, models, prototypes, designs, schematics, layouts, inventions, processes, machines, ideas, concepts and any other information owned by RMS or developed by RMS which is used in the design, development, modification, improvement and manufacture of the Product, including, without limitation, all patent, trade secret and copyright rights, and any other proprietary rights. BEBIG agrees that it is to have no right, title or interest in or to the RMS Technology. BEBIG shall take all actions and execute all documents as RMS may reasonably request to effectuate the acknowledgment of such ownership herein, including the right to submit any patent, copyright or trademark application or registration.

     1.5 MANUFACTURING DOCUMENTATION. At the request of RMS, BEBIG agrees to provide RMS with copies of all manufacturing drawings, schematics and specifications necessary or appropriate to permit manufacture of the Product and any improvements thereto. RMS shall reimburse BEBIG its reasonable reproduction and transport costs.

2.   SUPPLY BY BEBIG

     2.1 EXCLUSIVE SUPPLY OF PRODUCT. BEBIG shall supply only RMS with the Product and BEBIG shall have no rights to supply the Product to any third party nor to use the RMS Technology to manufacture any other device for any other purpose. RMS shall submit firm purchase orders to BEBIG from time to time and BEBIG hereby agrees to accept such purchase orders so long as this Agreement is in effect. BEBIG agrees to fulfill the terms of all firm purchase orders. Terms of supply and delivery of the Product not covered by this Agreement shall be in accordance with the terms of each purchase order tendered by RMS in connection with this Agreement; provided that if any of the terms of this Agreement conflict with any of the terms of RMS's purchase order, the terms of this Agreement shall govern.

     2.2  SALE AND PURCHASE. BEBIG, within the limitations contained in this
Section 2.2, agrees to use its best efforts to sell to RMS such quantities of the Product as RMS may require.

     2.3  REGULATORY COMPLIANCE.

          2.3.1 MANUFACTURE. BEBIG warrants and represents that the Product manufactured for and supplied by BEBIG under this Agreement will be manufactured with all applicable ISO 9000 and EN 46000 regulations. Should RMS and BEBIG agree that BEBIG or any of its affiliates manufacture any RMS Product in any country that does not fall within EN 46000 and/or ISO 9000 Series standards, the two parties agree to reasonably negotiate an addendum to this Agreement covering such manufacturing regulations and the costs involved in implementing such manufacturing. BEBIG shall promptly notify RMS in writing prior to any change in the manufacturing process or components of the Product is made, identifying by serial number of the Product unit at which such change is to be implemented. BEBIG shall ensure that any such change is not implemented without the prior written consent of RMS. In addition, BEBIG agrees to have implemented such quality control systems and procedures as shall be appropriate to assure compliance with the requirements of International Standards Organization 9000 Series standards as applicable to BEBIG or its agents.

          2.3.2 REPORTS. BEBIG shall make such reports, filings and disclosures as shall be required to comply with the foregoing Section 2.3.1, and shall provide RMS with copies thereof.

          2.3.3 INSPECTION. RMS shall be entitled to inspect any facilities in which any part of the Product is being manufactured for purposes of assuring compliance with the foregoing rules, regulations and standards, and discharge of its own responsibilities thereunder, and BEBIG shall ensure that RMS will have the ability to inspect such facilities upon one (1) week's prior notice. BEBIG shall provide RMS with copies of all documents reasonably requested by RMS for such purposes.

     2.4 WARRANTY. BEBIG represents and warrants that the Product, when delivered to RMS, and for the agreed upon product shelf life thereafter, will meet the Product Specifications in effect as of the time of delivery and be free from defects in material or workmanship. BEBIG further represents and warrants that (i) the manufacturing process for the Product will not infringe or abridge any patent, copyright, trade secret or other proprietary right of any third party; (ii) BEBIG has, and at all times during the term of this Agreement, will have all rights necessary for the performance of its obligations hereunder; and (iii) all property and ownership rights in and to the RMS Technology shall remain exclusively in RMS and no other party shall have any right, title or interest in or to the RMS Technology. EXCEPT AS SET FORTH IN SECTION 2.3.1 THE FOREGOING WARRANTIES ARE EXCLUSIVE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE). NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF A BREACH OF THIS AGREEMENT REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW OR IN FACT KNEW OF THE POSSIBILITY. ALL WARRANTY REPAIRS OR REPLACEMENT OF THE PRODUCT SHALL BE PERFORMED BY BEBIG WITHOUT CHARGE. IN ADDITION, BEBIG AGREES TO PERFORM ADDITIONAL SERVICES REASONABLY REQUESTED BY RMS DURING THE TERM OF THIS AGREEMENT. ANY REPAIRS OR SERVICES PROVIDED BY BEBIG OUTSIDE THE WARRANTY SHALL BE PERFORMED AT BEBIG'S STANDARD HOURLY RATE.

     2.5 DELIVERY. The delivery of Product shall be to the location or locations specified in RMS's purchase order. RMS agrees to pay BEBIG for reasonable shipping costs for such delivery.

     2.6  REJECTION OF NONCONFORMING PRODUCT.

          2.6.1 TESTING. BEBIG shall ensure that each Product is thoroughly tested in accordance with methods approved by RMS prior to its delivery to RMS to verify that it complies with the Product Specifications. BEBIG shall provide RMS with a description of all testing performed upon delivery of each Product.

     2.7 CERTIFICATE OF COMPLIANCE. All shipments of Product shall be accompanied by a certificate of compliance from BEBIG, which shall be executed by an authorized officer or agent of BEBIG, that states that the Product meets the Product Specifications and otherwise complies with the warranty set forth in Section 2.4.

     2.8 DEFECTIVE PRODUCT. RMS will promptly return to BEBIG any Product which has been found to be defective, and BEBIG agrees to promptly replace, at its sole cost and expense, any defective Product which has been returned to BEBIG by RMS.

3.   TERM AND TERMINATION

     3.1 DEFAULT. This Agreement may be terminated immediately upon written notice by either party to the other party in the event of a material default by the other party in the performance of its obligations hereunder, which default shall not have been remedied within ninety (90) days after written notice thereof shall have been delivered by the non-defaulting party to the defaulting party.

     3.2 DELIVERY. If BEBIG fails to timely deliver at least 80% of the amount of the Product ordered by RMS as required hereunder for any reason, excluding force majeure, as measured over any period of fifteen (15) or more consecutive days, then RMS may upon ten (10) days' prior written notice to BEBIG terminate this Agreement. For the purposes hereof, properly rejected Product shall not be considered delivered.

     3.3 EFFECT OF TERMINATION. Upon termination of this Agreement, BEBIG shall cease all design, development, and manufacture of the Product and shall grant RMS a perpetual worldwide, non-exclusive, fully paid-up, royalty free license to all new and/or improved RMS Technology as described in Section 1.4 of this Addendum. Termination shall not cancel outstanding purchase orders except as mutually agreed by the parties. BEBIG shall also render an accounting to RMS of all inventory of the Products, Components and Equipment held by BEBIG and its Affiliates or agents, shall make delivery in accordance with the terms of effective purchase orders and shall ensure the prompt return to RMS of all Components as set forth in Section 2(d) of the Agreement.

4.   INDEMNIFICATION

     4.1 INDEMNITIES. BEBIG shall indemnify, defend and hold harmless RMS and its Affiliates and their respective officers, directors and employees from any liability, claim, demand, cost, expense or injury (including reasonable attorneys' and expert witnesses' fees) arising from the manufacture of any defective Product by BEBIG or its agents (including, but not limited to, product liability claims) and from any breach of BEBIG's representations, warranties or covenants under this Agreement. RMS shall indemnify, defend and hold harmless BEBIG and its Affiliates and their respective officers, directors and employees from any liability, claim, cost, expense, demand or injury (including reasonable attorneys' fees) arising from RMS design or marketing of the Product by RMS or its agents and any breach of RMS's obligations under this Agreement. The indemnifying party shall have the right to control the defense of such lawsuit or claim, provided that the indemnifying party shall not, without the indemnified party's written consent, settle or compromise any such lawsuit or claim in a manner that could result in any liability of the indemnified party. The provisions of this Section shall survive the termination of this Agreement. For purposes hereof, "Affiliate" shall mean any corporation, or other entity, controlling, controlled by, or under common control with a party to this Agreement. For such purpose, "control" shall mean the ownership, directly or indirectly, of more than 50% of the voting stock of a corporate entity, or more than 50% of the beneficial interest of any entity other than a corporation.

5.   GENERAL

     5.1 PROVISIONS CONTRARY TO LAW. In performing this Agreement, the parties shall comply with all applicable laws. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between any provision of this Agreement and any law the law shall prevail, but in such event the affected provision of this Agreement shall be affected only to the extent necessary to bring it within the applicable law, provided that any such change is consistent with the original intention of the parties and the terms of this Agreement taken as a whole.

     5.2 UNITED NATIONS CONVENTION. The parties specifically waive any rights and obligations under any applicable provisions of the United Nations Convention for the International Sale of Goods.

     5.3 SURVIVAL. The following Sections shall survive the termination of the Agreement for a period of three (3) years: Sections 2(d) and 8 of the Agreement, and Sections 1.4, 2.4 and 4 of this Addendum.

     5.4 FORCE MAJEURE. Neither party of this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.

     5.5 INDEPENDENT CONTRACTOR. Each party hereto shall be and remain an independent contractor and nothing herein shall be deemed to constitute the parties as partners. Further, neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent of the other.